Exhibit 99.2

Intrexon Prices Public Offering of Common Stock

GERMANTOWN, Md., Jan. 21, 2015 /PRNewswire/ — Intrexon Corporation (NYSE: XON), a leader in synthetic biology, announced today that it has priced its previously announced underwritten public offering of common stock consisting of 3,750,000 shares at a public offering price of $27.00 per share. Gross proceeds to Intrexon from this offering are expected to be approximately $101.25 million and Intrexon intends to use the net proceeds from this offering for general corporate purposes as well as for strategic acquisitions or investments.

Intrexon has granted the underwriters a 30-day option to purchase up to an additional 562,500 shares of common stock offered in the public offering. All of the shares in the offering will be sold by Intrexon. The offering is expected to close on January 27, 2015, subject to customary closing conditions. J.P. Morgan and BofA Merrill Lynch are acting as joint book-running managers for the offering. Jefferies is acting as a lead manager for the offering. Griffin Securities and Mizuho Securities are acting as co-managers for the offering.

The public offering is being made pursuant an automatic shelf registration statement on Form S-3ASR that was previously filed with the Securities and Exchange Commission (SEC). A final prospectus supplement relating to the offering will be filed with the SEC and will be available on the website of the SEC at www.sec.gov. When available, copies of the final prospectus supplement and accompanying base prospectus relating to the offering may also be obtained from J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone: +1 (866) 803-9204 or from BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, email dg.prospectus_requests@baml.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is a leader in synthetic biology focused on collaborating with companies in Health, Food, Energy, Environment, and Consumer Sectors to create biologically-based products that improve the quality of life and the health of the planet. Through the company’s proprietary UltraVector® platform and suite of technologies, Intrexon provides its partners with industrial-scale design and development of complex biological systems. The UltraVector® platform delivers unprecedented control over the quality, function, and performance of living cells. We call our synthetic biology approach and integrated technologies Better DNA®.

Trademarks

Intrexon, UltraVector, RheoSwitch Therapeutic System, RheoSwitch, RTS, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Forward-Looking Safe Harbor Statement:

This press release contains certain forward-looking information about Intrexon Corporation, including statements about the company’s public offering of securities and the intended use of proceeds therefrom, that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. All of such statements include certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the offering. Additional risks and uncertainties related to Intrexon’s business include, but are not limited to: whether any of our other therapeutic discovery and development efforts will advance further in pre-clinical research or in the clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether any other therapeutic products we develop will be successfully marketed if approved; our ability to achieve the results contemplated by our collaboration agreements; the strength and enforceability of our intellectual property rights; competition from other pharmaceutical and biotechnology companies; the development of, and our ability to take advantage of, the market for our therapeutic products; our ability to raise additional capital to fund our operations on terms acceptable to us; general economic conditions; and the other risk factors contained in our periodic and interim SEC reports filed from time to time with the Securities and Exchange Commission, including but not limited to, our Annual Reports on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Contacts:

For more information about Intrexon Corporation, contact:

Corporate:

Marie Rossi, Ph.D.

Senior Manager, Technical Communications

Tel: +1 (301) 556-9850

publicrelations@intrexon.com

Investor:

Christopher Basta

Vice President, Investor Relations

Tel: +1 (561) 410-7052

Investors@intrexon.com

SOURCE Intrexon Corporation

RELATED LINKS

http://www.intrexon.com